Exhibit 23.2

Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eXp World Holdings, Inc.

Bellingham, Washington

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2016, relating to the consolidated financial statements of eXp World Holdings, Inc. and subsidiaries (formerly eXp Realty International Corporation) (EXP, Inc.), appearing in the Annual Report on Form 10-K of EXP, Inc. for the year ended December 31, 2015.

WSRP, LLC

Salt Lake City, Utah

November 14th, 2017